                         Securities Act of 1933 File No. _________
                         (If application to determine eligibility of trustee for delayed offering pursuant to Section 305 (b) (2))
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)___________

                                ----------------
                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
              (Exact name of trustee as specified in its charter)

                                   13-2633612
                    (I.R.S. Employer Identification Number)

                  1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK
                   (Address of  principal executive offices)

                                     10081
                                   (Zip Code)
                                ----------------

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
              (Exact  name of obligor as specified in its charter)

                                      OHIO
        (State or other jurisdiction of incorporation  or organization)

                                   34-0150020
                      (I.R.S. Employer Identification No.)

                                55 PUBLIC SQUARE
                                CLEVELAND, OHIO
                   (Address of principal  executive offices)

                                     44113
                                   (Zip Code)
                                ----------------
                                DEBT SECURITIES
                      (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.

            Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency, Washington, D.C.

                    Board of Governors of The Federal Reserve System, Washington, D. C.

   (b)      Whether it is authorized to exercise  corporate trust powers.

                    Yes.

  ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

            (See Note on Page 2.)

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility.
          *1. -- A copy of the articles of association of the trustee as now in effect. (See Exhibit T-1 (Item 12), Registration No. 33-55626.)
          *2. -- Copies of the respective authorizations of The Chase
                   Manhattan Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1
                   (Item 12), Registration No. 2-67437.)
          *3. -- Copies of authorizations of The Chase Manhattan Bank
                   (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
          *4. -- A copy of the existing by-laws of the trustee. (See Exhibit
                   T-1 (Item 12(a)), Registration No. 33-28806.)
          *5. -- A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
          *6. -- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
           7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

   *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                              ___________________
                                       1.

                                      NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 28th day March, 1995.




                                              THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)



                                                 /s/ Valerie Dunbar
                                              By -------------------------
                                                     Valerie Dunbar
                                                     Second Vice President





                               _________________
                                       2.

                                                  EXHIBIT 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                                                         THE CHASE MANHATTAN BANK, N.A.
of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by
  Comptroller of the Currency, under title 12, United States Code, Section 161.

    CHARTER NUMBER 2370

COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT
STATEMENT OF RESOURCES AND LIABILITIES
                                                                                              THOUSANDS
                                                  ASSETS                                     OF DOLLARS
 Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                                      $  4,517,179
   Interest-bearing balances                                                                  7,001,642
 Held to maturity securities                                                                  1,593,325
 Available-for-sale securities                                                                4,669,255
 Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold                                                                         3,651,850
   Securities purchased under agreements to resell                                                    0
 Loans and lease financing receivable:
   Loans and leases, net of unearned income                             $ 50,879,818
   LESS: Allowance for loan and lease losses                               1,073,196
   LESS:  Allocated transfer risk reserve                                          0
                                                                      --------------
   Loans and leases, net of unearned income, allowance, and reserve                          49,806,622
 Assets held in trading accounts                                                             13,112,807
 Premises and fixed assets (including capitalized leases)                                     1,758,500
 Other real estate owned                                                                        480,982
 Investments in unconsolidated subsidiaries and associated companies                             55,722
 Customers' liability to this bank on acceptances outstanding                                   611,839
 Intangible assets                                                                              787,948
 Other assets                                                                                 6,145,452
                                                                                              ---------
 TOTAL ASSETS                                                                               $94,193,123
                                                                                            ===========

                                               LIABILITIES
 Deposits:
   In domestic offices                                                                     $ 29,536,028
        Noninterest-bearing                                            $  11,648,377
        Interest-bearing                                                  17,887,651
                                                                          ----------
   In foreign offices, Edge and Agreement subsidiaries, and IBFs                             36,020,612
        Noninterest-bearing                                            $   2,320,293
        Interest-bearing                                                  33,700,319
                                                                       -------------
 Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds purchased                                                                    1,014,936
   Securities sold under agreements to repurchase                                               678,033
 Demand notes issued to the U.S. Treasury                                                       300,000
 Trading liabilities                                                                          8,066,477
 Other borrowed money:
   With original maturity of one year or less                                                 2,940,252
   With original maturity of more than one year                                                 427,525
 Mortgage indebtedness and obligations under capitalized leases                                  40,550
 Bank's liability on acceptances executed and outstanding                                       616,531
   Subordinated notes and debentures                                                          2,360,000
   Other liabilities                                                                          5,195,890
                                                                                              ---------
   TOTAL LIABILITIES                                                                         87,196,834
                                                                                             ----------
   Limited-life preferred stock and related surplus                                                   0

                                             EQUITY CAPITAL

   Perpetual preferred stock and related surplus                                                      0
   Common stock                                                                                 915,576
   Surplus                                                                                    4,656,010
   Undivided profits and capital reserves                                                     1,478,713
   Net unrealized holding gains (losses) on available-for-sale securities                       (64,959)
   Cumulative foreign currency translation adjustments                                           10,949
                                                                                                 ------
   TOTAL EQUITY CAPITAL                                                                       6,996,289
                                                                                              ---------
   TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
              AND EQUITY CAPITAL                                                            $94,193,123
                                                                                            ===========

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                        (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein